Calculation of Filing Fee Tables
S-8
CrowdStrike Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.0005 par value per share, reserved for issuance pursuant to the 2019 Equity Incentive Plan	Other	4,957,431	$ 313.94	$ 1,556,335,888.14	0.0001531	$ 238,275.02
2	Equity	Class A Common Stock, $0.0005 par value per share, reserved for issuance pursuant to the Amended and Restated 2019 Employee Stock Purchase Plan	Other	2,478,715	$ 313.94	$ 778,167,787.10	0.0001531	$ 119,137.49
Total Offering Amounts:						$ 2,334,503,675.24		$ 357,412.51
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 357,412.51
Offering Note
[1]	Note 1(a): In the event of a stock split, stock dividend or similar transaction involving the Registrant's Class A common stock, $0.0005 par value per share ("Class A Common Stock"), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). Note 1(b): Represents 4,957,431 shares of Class A Common Stock available for future issuance under the 2019 Equity Incentive Plan by reason of the automatic increase provisions therein. Note 1(c): Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices of the Registrant's Class A Common Stock on The Nasdaq Global Select Market on March 10, 2025. Note 1(d): Rounded to the nearest cent. Note 1(e): The Registrant does not have any fee offsets.

[2]	Note 2(a): In the event of a stock split, stock dividend or similar transaction involving the Registrant's Class A common stock, $0.0005 par value per share ("Class A Common Stock"), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). Note 2(b): Represents 2,478,715 shares of Class A Common Stock available for future issuance under the Amended and Restated 2019 Employee Stock Purchase Plan by reason of the automatic increase provisions therein. Note 2(c): Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices of the Registrant's Class A Common Stock on The Nasdaq Global Select Market on March 10, 2025. Note 2(d): Rounded to the nearest cent. Note 2(e): The Registrant does not have any fee offsets.